UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 7, 2017

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2017, Credit Acceptance held its Annual Meeting of Shareholders at which shareholders:

1.	Elected four directors to serve until the 2018 annual meeting;

2.	Approved named executive officer compensation on an advisory basis;

3.	Indicated, on an advisory basis, that the frequency of future advisory votes to approve named executive officer compensation should occur every year; and

4.	Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2017.

Shareholders cast their votes on each of these four proposals as follows:

1.	Election of four directors to serve until the 2018 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Glenda J. Flanagan	15,296,236	55,821	2,697,395
Brett A. Roberts	15,087,202	264,855	2,697,395
Thomas N. Tryforos	15,227,097	124,960	2,697,395
Scott J. Vassalluzzo	15,332,374	19,683	2,697,395

2.	Approval of the advisory vote on named executive officer compensation:

For	Against	Abstain	Broker Non Votes
15,073,684	264,592	13,781	2,697,395

3.	Advisory vote on the frequency of future advisory votes to approve named executive officer compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non Votes
14,994,169	295	109,847	247,746	2,697,395

4.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2017:

For	Against	Abstain	Broker Non Votes
17,924,887	7,192	117,373	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 7, 2017	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer